Press release dated February 16, 2022

Informatica Reports Fourth Quarter and Full-Year 2021 Financial Results

•Subscription annualized recurring revenue (ARR) in the fourth quarter increased 32% year-over-year to $802 million
•Cloud ARR in the fourth quarter increased 40% year-over-year to $317 million
•Subscription revenue in the fourth quarter increased 23% year-over-year to $230 million

REDWOOD CITY, CA, February 16, 2022 - Informatica (NYSE: INFA), an enterprise cloud data management leader, today announced financial results for its fourth quarter and full-year 2021, ended December 31, 2021.

“We finished our fiscal year with a strong performance from continued cloud growth and expansion of the Intelligent Data Management Cloud platform globally across many major industries,” said Amit Walia, Chief Executive Officer at Informatica. “We saw significant customer momentum in our fourth quarter. 59% of total ARR is from subscriptions, with growth coming from new subscription customers and cross-sell from existing customers.”

“We are extremely proud of our continued ability to execute on customer-centric innovation and go-to-market strategy to land and expand on enterprise accounts working closely with our strategic partners. Our cloud-first strategy is resonating with our enterprise customers who are looking for an end-to-end data management platform that offers them the flexibility to manage data across any cloud, any system at enterprise-scale, strongly positioning us on the path to $1 billion-plus in subscription ARR,”
added Walia.

Fourth Quarter 2021 Financial Highlights:
•GAAP Total Revenues increased 8% year-over-year to $406.7 million.
•GAAP Subscription Revenues increased 23% year-over-year to $229.7 million.
•Total ARR increased 17% year-over-year to $1.4 billion.
•GAAP Operating Loss of $1.2 million and Non-GAAP Operating Income of $95.1 million.
•GAAP Operating Cash Flow increased 10% year-over-year to $86.3 million.
•Unlevered Free Cash Flow (after-tax) of $104.5 million.

Full-Year 2021 Financial Highlights:
•GAAP Total Revenues increased 9% year-over-year to $1.4 billion.
•GAAP Subscription Revenues increased 26% year-over-year to $747.7 million.
•GAAP Operating Income of $59.9 million and Non-GAAP Operating Income of $352.6 million.
•GAAP Operating Cash Flow increased 36% year-over-year to $228.7 million.
•Unlevered Free Cash Flow (after-tax) of $332.2 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2021 Business Highlights:
•Achieved a subscription net retention rate of 114% at the end of December 31, 2021.
•Processed 27.8 trillion cloud transactions per month for the quarter ended December 31, 2021, as compared to 16.9 trillion cloud transactions per month in the same quarter last year.
•Reported 153 customers that spend more than $1 million in subscription ARR at the end of December 31, 2021, an increase of 47% year-over-year.
•Reported 1,660 customers that spend more than $100,000 in subscription ARR at the end of December 31, 2021, an increase of 22% year-over-year.

Product Innovation:
•Launched Informatica Cloud Data Marketplace, a self-service ‘data shopping’ interface where data stewards and business users can confidently share data sets, analytics, and AI models from any source, across multi-cloud and hybrid clouds.
•Achieved FedRamp certification for Informatica's Intelligent Data Management Cloud (IDMC), meeting the most stringent global security standards and federal regulations, giving our government customers peace of mind and a best-in-class, cloud data management platform to help them modernize, drive efficiency and deliver digital-first experiences for employees and their citizens.
•Designated as launch partner for the Snowflake Governance Accelerated program, Snowflake’s “Data Governance-ready” badge reflecting Informatica’s ability to deliver data democratization, data protection and data governance for the Snowflake data cloud.
•Expanded partnership with Databricks' Lakehouse Platform by integrating Informatica's IDMC cloud-native, low-code, no-code data within Databricks SQL.
•Announced joint strategic Modern Cloud Analytics Program with Microsoft Azure to modernize customers' PowerCenter ETL and on-premises data warehouses to Informatica's IDMC platform on Azure and Azure Synapse Analytics.
•Announced expansion of our strategic partnership with GCP including launching a joint strategic cloud migration program with Google Cloud to accelerate customer modernization from on-premises enterprise data warehouses to Google BigQuery. In addition, Informatica announced plans to expand Google Cloud Marketplace transactable offerings to include Data Governance and Master Data Management capabilities.
•Announced a new data sharing and data democratization solution with Informatica Axon Data Marketplace and AWS Lake Formation to accelerate and scale delivery of highly trusted data to business users securely and in compliance with data access policies. In addition, Informatica joined the AWS Workload Migration and Data-Led Migration programs to help customers accelerate the migration of on-premise data warehouses to Snowflake or Amazon Redshift.

Industry Recognition:
•Named a Leader in the 2021 Gartner® Magic Quadrant for Master Data Management Solutions reportTM, making this Informatica’s sixth time being named to the Leaders quadrant. Informatica is positioned the highest in overall 'Ability to Execute' and furthest for 'Completeness of Vision'.
•Received a 'Strong' rating in the 2021 Gartner® Vending Rating reportTM for Strategy, Products, and Technology & Methodology categories.
•Awarded the 2021 New Product of the Year by the Business Intelligence Group for Informatica's IDMC platform.
•Recognized as a Champion in the Bloor Streaming Analytics Market Update.
•Recognized as a Leader in GigaOm Radar for Data Pipelines.
•Recognized as a Top 100 Cloud Company in 2022 by CRN.

Leadership Update:
•Appointed Jim Kruger as Chief Marketing Officer. Kruger is a recognized marketing executive in the technology industry with more than 25 years of experience driving demand generation, high-velocity sales, and product and solution marketing.

First Quarter and Full-Year 2022 Financial Outlook
The Company provides the financial guidance below based on current market conditions and expectations and is subject to various important cautionary factors described below. Based on information available as of February 16, 2022, guidance for the first quarter of 2022 and full-year 2022 is as follows:

First Quarter 2022 Ending March 31, 2022:
•Total Revenues in the range of $357.0 million to $367.0 million, representing approximately 8% year-over-year growth at the midpoint of the range.
•Subscription ARR in the range of $830.0 million to $840.0 million, representing approximately 30% year-over-year growth at the midpoint of the range.
•Cloud ARR in the range of $333.0 million to $339.0 million, representing approximately 40% year-over-year growth at the midpoint of the range.
•Non-GAAP Operating Income in the range of $66.5 million to $73.5 million.

Full-Year 2022 Ending December 31, 2022:
•Total revenues in the range of $1,585.0 million to $1,605.0 million, representing approximately 10% year-over-year growth at the midpoint of the range.
•Total ARR in the range of $1,510.0 million to $1,540.0 million, representing approximately 12% year-over-year growth at the midpoint of the range.
•Subscription ARR in the range of $990.0 million to $1,010.0 million, representing approximately 25% year-over-year growth at the midpoint of the range.
•Cloud ARR in the range of $438.0 million to $448.0 million, representing approximately 40% year-over-year growth at the midpoint of the range.
•Non-GAAP Operating Income in the range of $325.0 million to $345.0 million.
•Unlevered Free Cash Flow (after-tax) in the range of $323.0 million to $343.0 million.

In addition to the above guidance, the Company is also providing first quarter and full-year 2022 weighted-average number of basic and diluted share estimates for modeling purposes. For the first quarter 2022, we expect basic weighted-average shares outstanding to be approximately 280 million shares and diluted weighted-average shares outstanding to be approximately 286 million shares. For the full-year 2022, we expect basic weighted-average shares outstanding to be approximately 284 million shares and diluted weighted-average shares outstanding to be approximately 288 million shares.

Reconciliation of non-GAAP operating income and unlevered free cash flow after-tax guidance to the most directly comparable GAAP measures is not available without unreasonable effort, as certain items cannot be reasonably predicted because of their high variability, complexity, and low visibility. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Webcast and Conference Call

A conference call to discuss Informatica’s fourth quarter and full-year 2021 financial results and financial outlook for the first quarter and full-year 2022 is scheduled for 2:00 p.m. Pacific Time today. To participate, please dial 1-844-200-6205 from the U.S. or 1-646-904-5544 from international locations. The conference passcode is 752842. A live webcast of the conference call will be available on the Investor Relations section of Informatica’s website at investors.informatica.com where presentation materials will also be posted prior to the conference call. A replay will be available online approximately two hours following the live call for a period of 30 days.

Forward-Looking Statements

This press release and the related conference call and webcast contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and our GAAP and non-GAAP guidance for the first quarter and 2022 fiscal year, management’s plans, priorities, initiatives, and strategies, and expectations regarding growth of our business and partnerships. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, the effects of COVID-19 or other public health crises on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Informatica IDMC platform, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-

looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q that was filed for the third quarter ended September 30, 2021, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended 2021. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures and Key Business Metrics

We review several operating and financial metrics, including the following unaudited non-GAAP financial measures and key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions:

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance. However, non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Income from Operations and Non-GAAP Net Income exclude the effect of stock-based compensation expense-related charges, amortization of acquired intangibles, expenses associated with acquisitions, and strategic investments, and are adjusted for income tax effects. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

Adjusted EBITDA represents GAAP net income (loss) as adjusted for income tax benefit (expense), interest income, interest expense, loss on debt refinancing, other income (expense), stock-based compensation, amortization of intangibles, equity compensation related payments, one time fees related to acquisitions, costs related to discrete payments for legal settlements, restructuring costs and executive severance, one-time impairment on restructured facilities, sponsor-related costs, and depreciation. Equity compensation-related payments are related to the repurchase of employee stock options. We believe adjusted EBITDA is an important metric for understanding our business to assess our relative profitability adjusted for balance sheet debt levels.

Unlevered Free Cash Flow (after-tax) represents operating cash flow less purchases of property and equipment and is adjusted for interest payments, equity compensation payments, sponsor management fees, legal settlements, restructuring costs (including payments for impaired leases), and executive severance. We believe this measure provides useful supplemental information to investors because it is an indicator of the strength and performance of our core business operations.

Key Business Metrics

Annual Recurring Revenue (ARR) represents the expected annual billing amounts from all active maintenance and subscription agreements. ARR is calculated based on the contract Monthly Recurring Revenue (MRR) multiplied by 12. MRR is calculated based on the accounting adjusted total contract value divided by the number of months of the agreement based on the start and end dates of each contracted line item. The aggregate ARR calculated at the end of each reported period represents the value of all contracts that are active as of the end of the period, including those contracts that have expired but are still under negotiation for renewal. We typically allow for a grace period of up to 6 months past the original contract expiration quarter during which we engage in the renewal process before we report the contract as lost /inactive. This grace-period ARR amount has been less than 2% of the reported ARR in each period presented. If there is an actual cancellation of an ARR contract, we remove that ARR value at that time. We believe ARR is an important metric for understanding our business since it tracks the annualized cash value collected over a 12-month period for all our recurring contracts, irrespective of whether it is a maintenance contract on a perpetual license, a ratable cloud contract, or an on-premise term-based subscription license.

Maintenance Annual Recurring Revenue represents the portion of ARR only attributable to our maintenance contracts. We believe that Maintenance ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our maintenance contracts. Maintenance ARR includes maintenance contracts supporting our on-premise perpetual licenses. Maintenance ARR should be viewed independently of maintenance revenue and deferred revenue related to our maintenance contracts and is not intended to be combined with or to replace either of those items.

Subscription Annual Recurring Revenue represents the portion of ARR only attributable to our subscription contracts. We believe that Subscription ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our recurring subscription contracts. Subscription ARR excludes maintenance contracts on our perpetual licenses to provide information regarding the period-to-period performance and overall size and scale of our subscription business as we continue to focus our efforts on subscription-based licensing. Subscription ARR should be viewed independently of subscription revenue and deferred revenue related to our subscription contracts and is not intended to be combined with or to replace either of those items.

Cloud Annual Recurring Revenue represents the portion of ARR that is attributable to our hosted cloud contracts. We believe that Cloud ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our recurring Cloud contracts. Cloud ARR is a subset of our overall Subscription ARR, and by providing this breakdown of Cloud ARR, it provides visibility on the size and growth rate of our Cloud ARR within our overall Subscription ARR. Cloud ARR should be viewed independently of subscription revenue and deferred revenue related to our subscription contracts and is not intended to be combined with or to replace either of those items.

Subscription Net Retention Rate compares the contract value for Subscription ARR from the same set of customers at the end of a period compared to the prior year. We treat divisions, segments, or subsidiaries inside companies as separate customers. To calculate our Subscription NRR for a particular period, we first establish the Subscription ARR value at the end of the prior-year period. We subsequently measure the Subscription ARR value at the end of the current period from the same cohort of customers. The net retention rate is then calculated by dividing the aggregate Subscription ARR in the current period by the prior-year period. An increase in the Subscription NRR occurs as a result of price increases on existing contracts, higher consumption of existing products, and sales of additional new subscription products to existing customers exceeding losses from subscription contracts due to cancellations. We believe Subscription NRR is an important metric for understanding our business since it measures the rate at which we are able to sell additional products into our subscription customer base.

Gartner Disclaimer: Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER and Magic Quadrant are registered trademarks and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.

About Informatica

Informatica (NYSE: INFA), an Enterprise Cloud Data Management leader, empowers businesses to realize the transformative power of data. We have pioneered a new category of software, the Informatica Intelligent Data Management Cloud™(IDMC), powered by AI and a cloud-first, cloud-native, end-to-end data management platform that connects, manages, and unifies data across any multi-cloud, hybrid system, empowering enterprises to modernize and advance their data strategies. Over 5,000 customers in more than 100 countries and 84 of the Fortune 100 rely on Informatica to drive data-led digital transformation.

Contacts:

Investor Relations:
Victoria Hyde-Dunn
vhydedunn@informatica.com

Media Relations:
Priya Ramesh
priya@informatica.com

INFORMATICA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Revenues:
Subscriptions	$229,717	$186,040	$747,672	$593,834
Perpetual license	10,184	25,544	29,269	63,126
Software revenue	239,901	211,584	776,941	656,960
Maintenance and professional services	166,809	164,941	667,114	666,136
Total revenues	406,710	376,525	1,444,055	1,323,096
Cost of revenues:
Subscriptions	23,398	16,122	81,266	54,454
Perpetual license	1,152	1,098	4,452	3,876
Software costs	24,550	17,220	85,718	58,330
Maintenance and professional services	52,223	40,309	172,820	161,197
Amortization of acquired technology	18,013	25,269	73,461	98,458
Total cost of revenues	94,786	82,798	331,999	317,985
Gross profit	311,924	293,727	1,112,056	1,005,111
Operating expenses:
Research and development	73,750	61,379	260,660	230,151
Sales and marketing	159,117	127,344	496,816	451,839
General and administrative	37,303	27,423	122,112	93,548
Amortization of intangible assets	42,951	47,503	172,434	189,309
Restructuring, acquisition and other charges	—	1,661	128	19,477
Total operating expenses	313,121	265,310	1,052,150	984,324
Income (loss) from operations	(1,197)	28,417	59,906	20,787
Interest income	368	258	1,213	2,254
Interest expense	(23,833)	(36,477)	(132,439)	(149,445)
Loss on debt refinancing	(30,882)	—	(30,882)	(37,400)
Other income (expense), net	(2,432)	(15,707)	26,312	(26,404)
Loss before income taxes	(57,976)	(23,509)	(75,890)	(190,208)
Income tax expense (benefit)	8,356	9,251	24,039	(22,321)
Net Loss	$(66,332)	$(32,760)	$(99,929)	$(167,887)

Net loss per share attributable to Class A and Class B-1 common stockholders - basic	$(0.25)	$(0.13)	$(0.40)	$(0.69)
Net loss per share attributable to Class A and Class B-1 common stockholders - diluted	$(0.25)	$(0.13)	$(0.40)	$(0.69)
Weighted-average shares used in computing net loss per share1 - basic	267,473	244,393	250,418	244,331
Weighted-average shares used in computing net loss per share1 — diluted	267,473	244,393	250,418	244,331

1 Amounts for periods prior to the completion of our restructuring transactions on September 30, 2021 have been retrospectively adjusted to give effect to the restructuring transactions described in our Form S-1 and final prospectus dated October 26, 2021 and filed with the SEC pursuant to Rule 424(b)(4) on October 27, 2021 ("Final Prospectus").

INFORMATICA INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value data)
(unaudited)

	December 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$456,378	$344,004
Short-term investments	40,045	18,729
Accounts receivable, net of allowances of $4,644 and $4,557, respectively	432,266	408,867
Contract assets, net	109,269	101,496
Prepaid expenses and other current assets	133,832	92,025
Total current assets	1,171,790	965,121
Restricted cash	1,718	4,217
Property and equipment, net	177,409	193,038
Operating lease right-of-use-assets	74,789	71,490
Goodwill	2,380,752	2,419,501
Customer relationships intangible asset, net	948,556	1,122,514
Other intangible assets, net	78,899	164,637
Deferred tax assets	13,196	8,412
Other assets	139,154	124,476
Total assets	$4,986,263	$5,073,406
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,755	$32,960
Accrued liabilities	74,763	86,052
Accrued compensation and related expenses	171,978	145,087
Current operating lease liabilities	18,505	18,453
Current portion of long-term debt	14,063	23,775
Income taxes payable	7,211	4,369
Contract liabilities	613,336	549,888
Total current liabilities	941,611	860,584
Long-term operating lease liabilities	62,519	61,143
Long-term contract liabilities	28,651	20,706
Long-term debt, net	1,837,408	2,777,812
Deferred tax liabilities	104,788	117,995
Long-term income taxes payable	23,833	40,600
Other liabilities	3,777	27,979
Total liabilities	3,002,587	3,906,819
Stockholders’ equity:
Class A common stock; $0.01 par value per share; 2,000,000,000 and 300,000,000 shares authorized as of December 31, 2021 and 2020, respectively; Total of 234,189,069 and 200,416,654 shares issued and outstanding as of December 31, 2021 and 2020, respectively[1]	2,343	2,004
Class B-1 common stock; $0.01 par value per share; 200,000,000 and 100,000,000 shares authorized as of December 31, 2021 and 2020, respectively; Total of 44,049,523 shares issued and outstanding as of December 31, 2021 and 2020, respectively[1]	440	440
Class B-2 common stock; $0.00001 par value per share, 200,000,000 and 100,000,000 shares authorized as of December 31, 2021 and 2020, respectively; Total of 44,049,523 shares issued and outstanding as of December 31, 2021 and 2020, respectively[1]	—	—
Additional paid-in-capital[1]	3,093,232	2,145,254
Accumulated other comprehensive income	17,151	43,295
Accumulated deficit	(1,129,490)	(1,024,406)
Total stockholders’ equity	1,983,676	1,166,587
Total liabilities and stockholders’ equity	$4,986,263	$5,073,406
1 Amounts for periods prior to the completion of our restructuring transactions on September 30, 2021 have been retrospectively adjusted to give effect to the restructuring transactions described in our Form S-1 and final prospectus dated October 26, 2021 and filed with the SEC pursuant to Rule 424(b)(4) on October 27, 2021 ("Final Prospectus").

INFORMATICA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Operating activities:
Net loss	$(66,332)	$(32,760)	$(99,929)	$(167,887)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,179	8,140	24,942	27,492
Non-cash operating lease costs	3,344	5,798	15,329	19,155
Stock-based compensation	35,099	2,517	45,017	12,044
Deferred income taxes	17,009	(27,115)	(18,929)	(77,860)
Amortization of intangible assets and acquired technology	60,964	72,772	245,895	287,767
Gain on sale of investment in equity interest	—	—	(110)	(147)
Amortization of debt issuance costs	1,114	1,447	5,490	6,221
Loss on debt refinancing	30,882	—	30,882	37,400
Unrealized loss (gain) on remeasurement of debt	1,609	24,661	(29,711)	50,552
Changes in operating assets and liabilities:
Accounts receivable	(174,080)	(168,420)	(26,350)	(8,487)
Prepaid expenses and other assets	(44,205)	(30,547)	(64,177)	(42,550)
Accounts payable and accrued liabilities	102,188	79,276	36,799	(11,204)
Income taxes payable	(22,191)	28,467	(19,766)	22,733
Contract liabilities	134,710	114,307	83,301	12,525
Net cash provided by operating activities	86,290	78,543	228,683	167,754
Investing activities:
Purchases of property and equipment	(4,802)	(4,774)	(10,817)	(13,835)
Purchases of investments	(26,243)	(18,269)	(90,357)	(36,739)
Maturities of investments	20,997	14,622	68,651	19,605
Purchase of equity method investment	—	—	—	(250)
Sale of investment in equity interest	—	—	110	147
Business acquisitions, net of cash acquired	—	—	—	(21,439)
Net cash used in investing activities	(10,048)	(8,421)	(32,413)	(52,511)
Financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and offering costs	905,852	—	905,852	—
Payments for share repurchases	—	(830)	(9,318)	(3,286)
Payment of debt	(1,355,826)	(5,908)	(1,373,592)	(825,981)
Payment of debt issuance costs	(25,545)	—	(25,545)	(32,211)
Proceeds from issuance of debt	441,318	—	441,318	949,965
Payment for settlement of vested stock options	—	—	—	(7,506)
Payments for taxes related to net share settlement of equity awards	(1,328)	(303)	(2,825)	(2,356)
Payment of deferred and contingent consideration	—	(167)	(10,705)	(6,180)
Net activity from derivatives with an other-than-insignificant financing element	(4,816)	(2,161)	(18,978)	(5,555)
Proceeds from issuance of shares	651	1,883	7,426	3,400
Net cash (used in) / provided by financing activities	(39,694)	(7,486)	(86,367)	70,290
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	2,862	(4,833)	(28)	(13,703)
Net increase in cash, cash equivalents, and restricted cash	39,410	57,803	109,875	171,830
Cash, cash equivalents, and restricted cash at beginning of period	418,686	290,418	348,221	176,391
Cash, cash equivalents, and restricted cash at end of period	$458,096	$348,221	$458,096	$348,221
Supplemental disclosures:
Cash paid for interest	$18,332	$28,964	$103,243	$143,833
Cash paid for income taxes, net of refunds	$16,057	$7,272	$65,260	$32,635

INFORMATICA INC.
NON-GAAP FINANCIAL MEASURES AND KEY BUSINESS METRICS
(in thousands, except per share data)
(unaudited)

RECONCILIATIONS OF GAAP TO NON-GAAP

Reconciliation of GAAP net loss to Non-GAAP net income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
GAAP net loss	$(66,332)	$(32,760)	$(99,929)	$(167,887)
Stock-based compensation	35,099	2,517	45,017	12,044
Amortization of intangibles	60,964	72,772	245,895	287,767
Equity compensation	67	487	(10)	18,210
Acquisition transaction fees	—	167	128	3,001
Loss on debt refinancing	30,882	—	30,882	37,400
Restructuring costs and executive severance	66	12,408	2,354	28,717
Sponsor-related costs	144	500	1,644	2,000
Income tax effect	(6,878)	(5,124)	(30,965)	(66,086)
Non-GAAP net income	$54,012	$50,967	$195,016	$155,166

Net loss per share:
Net loss per share—basic	$(0.25)	$(0.13)	$(0.40)	$(0.69)
Net loss per share—diluted	$(0.25)	$(0.13)	$(0.40)	$(0.69)
Non-GAAP net income per share—basic	$0.20	$0.21	$0.78	$0.64
Non-GAAP net income per share—diluted	$0.20	$0.21	$0.76	$0.63

Share count (in thousands):
Weighted-average shares used in computing Net loss per share—basic	267,473	244,393	250,418	244,331
Weighted-average shares used in computing Net loss per share—diluted	267,473	244,393	250,418	244,331
Weighted-average shares used in computing Non-GAAP net income per share—basic	267,473	244,393	250,418	244,331
Weighted-average shares used in computing Non-GAAP net income per share—diluted	275,401	247,242	255,700	246,812

Reconciliation of GAAP income (loss) from operations to Non-GAAP income from operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
GAAP income (loss) from operations	$(1,197)	$28,417	$59,906	$20,787
Stock-based compensation	35,099	2,517	45,017	12,044
Amortization of intangibles	60,964	72,772	245,895	287,767
Equity compensation	67	487	(10)	18,210
Acquisition transaction fees	—	167	128	3,001
Restructuring costs and executive severance	—	11,907	—	28,216
Sponsor-related costs	144	500	1,644	2,000
Non-GAAP income from operations	$95,077	$116,767	$352,580	$372,025

INFORMATICA INC.
NON-GAAP FINANCIAL MEASURES AND KEY BUSINESS METRICS

Adjusted EBITDA Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
GAAP net loss	$(66,332)	$(32,760)	$(99,929)	$(167,887)
Income tax expense (benefit)	8,356	9,251	24,039	(22,321)
Interest income	(368)	(258)	(1,213)	(2,254)
Interest expense	23,833	36,477	132,439	149,445
Loss on debt refinancing	30,882	—	30,882	37,400
Other income (expense), net	2,432	15,707	(26,312)	26,404
Stock-based compensation	35,099	2,517	45,017	12,044
Amortization of intangibles	60,964	72,772	245,895	287,767
Equity compensation	67	487	(10)	18,210
Acquisition transaction fees	—	167	128	3,001
Restructuring costs and executive severance	—	11,907	—	28,216
Sponsor-related costs	144	500	1,644	2,000
Depreciation	6,139	8,342	24,839	27,586
Adjusted EBITDA	$101,216	$125,109	$377,419	$399,611

Unlevered Free Cash Flows

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands, except percentages)		(in thousands, except percentages)
Total GAAP Revenue	$406,710	$376,525	$1,444,055	$1,323,096
Net cash provided by operating activities	$86,290	$78,543	$228,683	$167,754
Less: Purchases of property, plant, and equipment	(4,802)	(4,774)	(10,817)	(13,835)
Add: Cash paid for interest	18,332	28,964	103,243	143,833
Add: Equity compensation payments	210	751	1,196	26,654
Add: Executive severance	4,050	—	4,628	—
Add: Restructuring costs	246	2,020	3,579	13,006
Add: Sponsor management fees	144	500	1,644	2,000
Unlevered Free Cash Flows (after-tax)(1)	$104,470	$106,004	$332,156	$339,412
Unlevered Free Cash Flows (after-tax) margin(1)	26%	28%	23%	26%

(1) Includes cash tax payments of $16.0 million and $7.2 million for the three months ended December 31, 2021 and 2020, respectively, and cash tax payments of $65.2 million and $32.6 million for the year ended December 31, 2021 and 2020, respectively.

Key Business Metrics

The following are our key business metrics as of December 31, 2021 and 2020.

	December 31,
	2021	2020
	(in thousands, except percentages)
Total Annual Recurring Revenue	$1,360,237	$1,160,375
Maintenance Annual Recurring Revenue	$557,908	$553,135
Subscription Annual Recurring Revenue	$802,329	$607,240
Cloud Annual Recurring Revenue	$316,994	$226,590
Subscription Net Retention Rate	114%	114%

INFORMATICA INC.
SUPPLEMENTAL INFORMATION

Additional Business Metrics

	December 31,
	2021	2020
Maintenance Renewal Rate	95%	95%
Subscription Renewal Rate	92%	92%
Customers that spend more than $1 million in Subscription Annual Recurring Revenue (1)	153	104
Customers that spend more than $100,000 in Subscription Annual Recurring Revenue (2)	1,660	1,361
Cloud transactions processed per month in trillions (3)	27.8	16.9

(1) Total number of customers that spend more than $1 million in Subscription Annual Recurring Revenue.
(2) Total number of customers that spend more than $100,000 in Subscription Annual Recurring Revenue.
(3) Total number of cloud transactions processed on our platform per month in trillions, which measures data processed.

Net Debt Reconciliation

	December 31,
	2021	2020
	(in millions)
Dollar Term Loan	$1,875.0	$2,251.6
Euro Term Loan	—	583.1
Total debt	1,875.0	2,834.7
Less: Cash, cash equivalents, and short-term investments	(496.4)	(362.7)
Total net debt	$1,378.6	$2,472.0